                                                                    EXHIBIT 99.1

                             AMERICAN WAGERING, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                                      PRO FORMA            UNAUDITED
                                                                UNAUDITED            ADJUSTMENTS           PRO FORMA
                                                             October 31, 1998        (SEE NOTES)        October 31, 1998
                                                             ----------------       ------------        ----------------
ASSETS
CURRENT ASSETS:
    Cash                                                       $  2,060,615       $        (24)(2)      $  2,060,591
    Short-term investments                                          547,640               --                 547,640
    Accounts receivable, net of allowance for doubtful
        accounts of $56,311.                                        358,346               --                 358,346
    Inventories, net of obsolescence reserve
       of 188,225.                                                  488,036               --                 488,036
    Prepaid expenses and other current assets                       568,348               --                 568,348
                                                               ------------       ------------          ------------
TOTAL CURRENT ASSETS                                              4,022,985                (24)            4,022,961

PROPERTY AND EQUIPMENT, net                                       3,995,395               --               3,995,395
INTANGIBLE ASSETS, net                                            1,285,736               --               1,285,736
DEPOSITS AND OTHER ASSETS                                           341,100               --                 341,100
NET LONG-TERM ASSETS OF DISCONTINUED OPERATIONS                   1,139,874               --               1,139,874
                                                               ------------       ------------          ------------
TOTAL ASSETS                                                   $ 10,785,090       $        (24)         $ 10,785,066
                                                               ============       ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current portion of long-term  debt                         $     56,760       $       --            $     56,760
    Accounts payable                                                839,949               --                 839,949
    Accrued  expenses                                               610,678               --                 610,678
    Unpaid winning tickets                                        1,126,314                                1,126,314
    Shareholder notes payable                                     1,892,424         (1,892,424)(1,2)             --
    Other current liabilities                                     1,427,255               --               1,427,255
    Net current liabilities of discontinued
        operations                                                  612,884               --                 612,884
                                                               ------------       ------------          ------------
TOTAL CURRENT LIABILITIES                                         6,566,264         (1,892,424)            4,673,840

LONG-TERM DEBT, less current portion                              1,894,180               --               1,894,180


MINORITY INTEREST                                                     4,018               --                   4,018

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
    Series A Preferred stock -- 10% cumulative;
        $.01 par value; authorized 25,000,000 shares;
        issued and outstanding: 18,924.                               --             1,892,400 (1)         1,892,400
    Common stock -- $.01 par value; authorized
        25,000,000 shares; issued and
        outstanding: 7,841,033.                                      78,410               --                  78,410
    Additional paid-in capital                                   14,047,296               --              14,047,296
    Accumulated deficit                                         (11,477,585)              --             (11,477,585)
      less:  treasury stock, at cost: 61,100 shares                (327,493)              --                (327,493)
                                                               ------------       ------------          ------------
TOTAL STOCKHOLDERS' EQUITY                                        2,320,628          1,892,400             4,213,028
                                                               ------------       ------------          ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 10,785,090       $        (24)         $ 10,785,066
                                                               ============       ============          ============

(1) THE COMPANY SOLD 18,924 SHARES AT $100 PER SHARE OF SERIES A PREFERRED STOCK, $.01 PAR VALUE, OF THE COMPANY IN CONSIDERATION OF THE CANCELLATION OF INDEBTEDNESS OWED BY THE COMPANY.
(2) THE COMPANY DISBURSED CASH OF $24 TO SETTLE THE REMAINING INDEBTEDNESS OWED BY THE COMPANY.